UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2006

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51990	84-1288730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers

On December 15, 2006, the Board of Directors of Liberty Media Corporation (Liberty) together with the Compensation Committee of the Liberty board and Incentive Plan Committee of the Liberty board approved the payment of bonus awards to the Chairman of the Board, the Chief Executive Officer and President and the remaining executive officers of Liberty who are expected to be “named executive officers” for the year ending December 31, 2006.  The bonus awards were comprised of a cash amount and a grant of restricted shares of Liberty Interactive Series A common stock (LINTA) and restricted shares of Liberty Capital Series A common stock (LCAPA).  The restricted shares vest in equal quarterly installments over three years and were granted under Liberty’s 2000 Incentive Plan (As Amended and Restated Effective May 9, 2006).  The following table sets forth the cash amount and the number of restricted shares granted to each of these recipients:

		Restricted Shares
Name; Title	Cash Bonus	LINTA	LCAPA

John C. Malone Chairman of the Board	$625,000	29,078	12,672

Gregory B. Maffei Chief Executive Officer and President (Principal Executive Officer)	$625,000	29,078	12,672

David J. A. Flowers Senior Vice President and Treasurer (Principal Financial Officer)	$93,000	4,300	1,871

Albert E. Rosenthaler Senior Vice President	$106,000	4,965	2,152

Christopher W. Shean Senior Vice President and Controller (Principal Accounting Officer)	$125,000	5,807	2,536

Charles Y. Tanabe Senior Vice President, General Counsel and Secretary	$200,000	9,309	4,055

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2006

LIBERTY MEDIA CORPORATION

By:	/s/ Charles Y. Tanabe
	Name:	Charles Y. Tanabe
	Title:	Senior Vice President, General
Counsel and Secretary